SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2003

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.
ITEM 7. EXHIBITS.
SIGNATURE
EX-99.1 Press Release Dated 10-21-2003

ITEM 5. OTHER EVENTS.

     On October 21, 2003, Fisher Scientific International Inc. (the “Company” or “Fisher”) announced that it will issue $150 million of its 8% senior subordinated notes due 2013. These notes are a tack-on to the company’s existing $150 million 8% senior subordinated notes due 2013. The company intends to use the proceeds from the issue to fund the tender offer for its 7.125% senior notes due 2005.

ITEM 7. EXHIBITS.

(c)	Exhibits.

Exhibit 99.1	Fisher Scientific International Inc. Press Release dated October 21, 2003 announcing the issuance of $150 million of subordinated Notes due 2013.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: October 21, 2003	By:	/s/ Todd M. DuChene

		Name:	Todd M. DuChene
		Title:	Vice President, General Counsel and Secretary